Exhibit 10.23
THIRD AMENDMENT TO
ACQUISITION AND CONSULTING AGREEMENT
     THIS THIRD AMENDMENT (“Third Amendment”) is made this 31st day of December, 2007, by and between MAB Resources LLC (“MAB”) and PetroHunter Energy Corporation (“PetroHunter”), and is an amendment to that certain Acquisition and Consulting Agreement between MAB and PetroHunter, dated effective January 1, 2007, as amended by the First Amendment, dated October 29, 2007, and the Second Amendment dated November 15, 2007 (collectively, the “Original Agreement”). The Parties agree as follows:
     1. Reduction of Amount Due Under Note: The principal amount due to MAB pursuant to the new promissory note (in the face amount of $2 million, the “Note”), which was executed by PetroHunter and delivered to MAB pursuant to Section 1(d) of the Second Amendment, is hereby reduced to $1,459,088.75, by the following amounts:
     (a) Adjustment for Galaxy Operating Expenses: Pursuant to MAB’s guarantee of the performance of Galaxy Energy Corporation’s (“Galaxy”) obligations under that certain Purchase and Sale Agreement between PetroHunter and Galaxy, dated December 29, 2006 (the “Galaxy PSA”), the balance due to MAB under the Note shall be reduced by $343,183 (as of September 30, 2007), for costs incurred by PetroHunter under the Galaxy PSA, as such costs are set forth in Schedule 1, attached hereto, and $41,221.34 for interest.
     (b) Adjustment for Paleo Receivable: MAB has advised PetroHunter that MAB and PaleoTechnology International, Inc. (“Paleo”) have entered into an agreement or intend to enter into an agreement which will provide certain consideration to MAB (the “Paleo Consideration”) for MAB’s assumption of Paleo’s obligation to PetroHunter, and Paleo’s assignment of such obligation to MAB. In the amount of $156,506.91 (the “Paleo Receivable”). Therefore, MAB hereby agrees to assume the Paleo Receivable and the Note shall be reduced by said amount. Such adjustment and reduction shall apply regardless of the amount of the Paleo Consideration and regardless of whether MAB actually received the Paleo Consideration or receives it in the future.
     2. MAB Consulting: Effective January 1, 2007, the parties have terminated Section 5 of the Original Agreement (except Subsection 5(f)), and both parties waive and fully relinquish all related rights and obligations, effective as of January 1, 2007, including without limitation the monthly consulting fee to MAB in the amount of $25,000.
     3. Defined Terms: The defined terms in the Original Agreement shall apply to this Third Amendment.
     4. Original Agreement: Except as expressly stated herein, the Original Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date first stated above.

MAB RESOURCES LLC		PETROHUNTER ENERGY CORPORATION

By:	/s/ Marc A. Bruner	By:	/s/ D. Brody
	Marc A. Bruner, President		Title: VP & General Counsel